As filed with the Securities and Exchange Commission on November 6, 2026

Registration No. 333-280281

Registration No. 333-232660

Registration No. 333-203972

Registration No. 333-162246

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to:

Form S-8 Registration Statement No. 333-280281

Form S-8 Registration Statement No. 333-232660

Form S-8 Registration Statement No. 333-203972

Form S-8 Registration Statement No. 333-162246

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Apollo Commercial Real Estate Finance, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	27-0467113 (I.R.S. Employer Identification No.)

c/o Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

(Address of Principal Executive Offices, Including Zip Code)

Apollo Commercial Real Estate Finance, Inc. 2009 Equity Incentive Plan

Amended and Restated Apollo Commercial Real Estate Finance, Inc. 2019 Equity Incentive Plan

Apollo Commercial Real Estate Finance, Inc. 2024 Equity Incentive Plan

(Full Titles of the Plans)

Jessica L. Lomm

Vice President and Secretary

ACREFI Management, LLC

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

The offerings contemplated by these Registration Statements on Form S-8 (the “Registration Statements”) are being terminated in connection with the Plan of Complete Liquidation and Dissolution approved by the stockholders of Apollo Commercial Real Estate Finance, Inc. (the “Registrant”) on September 29, 2026. Pursuant to the undertakings contained in Part II of each of the Registration Statements, the Registrant is removing from registration, by means of post-effective amendment to each of the Registration Statements (the “Post-Effective Amendment”), any shares of common stock, par value $0.01, of the Registrant registered under the following Registration Statements which remain unsold or otherwise unissued at the termination of the offering: Registration Nos. 333-280281, 333-232660, 333-203972 and 333-162246.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 6, 2026.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.